AMENDMENT OF ASSET PURCHASE AGREEMENT

This Amendment of Asset Purchase Agreement, dated as of June 8, 2018, is entered into by and between ACOLOGY, INC. a Florida corporation (the “Company”), and MARK HAINBACH (the “Seller”).

RECITALS:

A.           The Parties entered into an Asset Purchase Agreement, dated as of April 16, 2018 (the “APA”), whereunder, among other things, the Company will acquire certain property from Seller and entities controlled by him in consideration of the Company’s issuance to him of 263,125,164 shares of its common stock;

B.            The Parties desire to amend the APA as set forth herein; and

C.            The Parties desire to provide for the Closing Date under the APA.

NOW THEREFORE, in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree each with the other as follows:

1.	Change of Exhibits. Each of Exhibits B through L of the APA is replaced by the exhibit hereto identified by the same letter.
2.	Correction of Typographical Errors. The following corrections to the APA are hereby made:
(a)	In Section 1.3(a)(ii) of the APA, the phrase “Seller shall deliver to the Escrow Holder assignment to Company” is replaced by “Seller shall deliver to the Escrow Holder an assignment to Company.”
(b)	In Sections 2.3 and 2.3 of the APA, “Exhibit A” is replaced by “Exhibit B.”

2.       General Provisions.

(a)	Modification; Full Force and Effect. Except as expressly modified and superseded by this instrument, the terms, representations, warranties, covenants and other provisions of the APA are and shall continue to be in full force and effect in accordance with their respective terms.
(b)	References to the Merger Agreement. After the date hereof, all references to “this Agreement,” “the transactions contemplated by this Agreement,” “the Asset Purchase Agreement,” “the APA” and phrases of similar import, shall refer to the APA as amended by this instrument (it being understood that all references to “the date hereof” or “the date of this Agreement” shall continue to refer to April 16, 2018).
(c)	Defined Terms. Terms used herein that are defined in the APA, as it existed prior to the execution and delivery of this instrument, shall have the same meaning as ascribed to them therein.
3.	Closing Date. The Closing Date under the APA shall be the date of this instrument or such other date as may be agreed to by the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

COMPANY:

ACOLOGY, INC.

By: /s/ Curtis Fairbrother

Curtis Fairbrother

Chief Executive Officer

By: /s/ Douglas Heldoorn

Douglas Heldoorn

Chief Operating Officer

SELLER:

/s/ Mark Hainbach

Mark Hainbach